UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2018

NAVIGANT CONSULTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12173	36-4094854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606

(Address of principal executive offices including zip code)

(312) 573-5600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of the Security Holders.

At the 2018 Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) held on June 15, 2018, the Company’s shareholders voted on three proposals and cast their votes as described below. All director nominees were elected and all of the other proposals submitted to the Company’s shareholders were approved.

Proposal No. 1:	Election of directors:

	FOR	AGAINST	ABSTAIN	BROKER NON VOTES
Kevin M. Blakely	39,483,760	542,551	9,079	2,615,060
Cynthia A. Glassman	39,391,633	625,182	18,575	2,615,060
Julie M. Howard	38,207,318	1,819,572	8,500	2,615,060
Stephan A. James	39,534,905	491,986	8,499	2,615,060
Rudina Seseri	39,579,536	447,355	8,499	2,615,060
Michael L. Tipsord	39,553,424	473,466	8,500	2,615,060
Kathleen E. Walsh	39,580,736	446,154	8,500	2,615,060
Jeffrey W. Yingling	39,580,097	446,794	8,499	2,615,060
Randy H. Zwirn	39,553,829	473,062	8,499	2,615,060

Proposal No. 2:	Advisory approval of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy materials:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,069,624	933,634	32,132	2,615,060

Proposal No. 3:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

FOR	AGAINST	ABSTAIN
41,991,685	653,541	5,224

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: June 20, 2018	By:	/s/ Monica M. Weed
Name: Monica M. Weed
Title: Executive Vice President, General Counsel and Secretary

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